EXHIBIT 3.1
BYLAWS
OF
HAVERTY FURNITURE COMPANIES, INC.

ARTICLE I
SHAREHOLDERS

Section 1.    Annual Meeting.

(a)  A meeting of the shareholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at 10:00 a.m., on the second Friday of May, or at such other time and/or such other date as shall be fixed by resolution of the Board.

(b)  To be properly brought before the meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof that is received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed more than 30 days from the first anniversary of the preceding year's annual meeting, notice by the shareholder must be so received not earlier than the 120th day prior to the date of the annual meeting and not later than the later of the 90th day prior to the date of the meeting and the 10th day following the day on which public announcement of the date of the meeting is first made. To be effective, a shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and record address of the shareholder proposing such business, (C) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (D) any material interest of the shareholder or any affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the shareholder in such business.

(c)  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

(d)  The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article, and if the presiding officer should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e)  For purposes of this Section, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, Bloomberg, PR Newswire or comparable news agency or (ii) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(f)  Notwithstanding the foregoing provisions of this Section, a shareholder also shall comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matter set forth in this Section.  Nothing in this Section shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision thereof.

Section 2.   Special Meetings.

Special meetings of the shareholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the Executive Committee. Shareholders entitled to cast a majority of all votes entitled to be cast at a special meeting may request that the Board of Directors call a special meeting of the shareholders for the purpose or purposes stated in the written request. Upon receiving the request, the Board of Directors shall determine the validity of the request and, if valid, shall determine the time and place of the meeting. However called, the Secretary shall give notice of the time and place of the special meeting and the business to be transacted at the meeting. No business other than that stated in the notice shall be transacted at any special meeting.

Section 3.   Place of Meetings.

All meetings of shareholders shall be held at the principal offices of the Corporation or at such other location as the Board of Directors may provide in the notice of the meeting.

Section 4.   Fixing of Record Date for Determining Shareholders.

(a)  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix, in advance, a date as the record date for the purpose of determining those shareholders who shall be entitled to notice of, or to vote at, any meeting of shareholders. The date shall be not more than 90 days, and in the case of a meeting of shareholders, not less than 20 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case 20 days. When the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the closing of the transfer books shall be at least 10 days before the date of the meeting.

(b)  For the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 90 days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 5.   Notice of Meetings.

Notice of each meeting of the shareholders shall be given to each shareholder entitled to vote at the meeting or otherwise entitled to notice of the meeting either by written notice mailed to the shareholder's mailing address as it appears on the records of the Corporation or by a form of electronic transmission to an address consented to by the shareholder, or by any other method that is adequate for notice of a shareholders' meeting under the Maryland General Corporation Law. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder's mailing address as it appears on the records of the Corporation.  The notice shall be given not more than 90 nor less than 10 days before the meeting and shall state the place, day, and hour at which the meeting is to be held. Notice of a meeting of the shareholders does not need to be given to any shareholder who waives notice in a signed writing filed with the records of the meeting either before or after the meeting is held.

Section 6.   Quorum.

At any meeting of shareholders the presence in person or by proxy of the holders of record of a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum. In the absence of a quorum, the shareholders entitled to vote who shall be present in person or by proxy at any meeting (or adjournment thereof) may, by a majority vote and without further notice, adjourn the meeting from time to time, but not for a period of more than 120 days after the original record date until a quorum shall attend. At any adjourned meeting at which a quorum shall be present, any business may be transacted that could have been transacted if the meeting had been held as originally scheduled.

Section 7.   Conduct of Meetings.

Meetings of shareholders shall be presided over by the Chairman of the Board, by the Vice Chairman of the Board or Lead Director (if one is elected), by the President or Secretary or by any other officer of the Corporation appointed by the Board of Directors for this purpose. The records of the proceedings shall be kept and authenticated by such other person as may be appointed for that purpose at the meeting by the presiding officer. To participate in a meeting, shareholders must be present in person or by proxy; shareholders may not participate by means of a conference telephone or other communications equipment. Any meeting of shareholders may adjourn from time to time without further notice to a date not more than 120 days after the original record date at the same or some other place.

Section 8.   Proxies.

Shareholders may vote either in person or by proxy, and if by proxy, in any manner authorized by the Maryland General Corporation Law. A proxy that is dated more than 11 months before the meeting at which it is offered shall not be accepted unless the proxy shall state a longer period for which it is to remain in force. A written proxy shall be dated and signed by the shareholder, or the shareholder's duly authorized agent, but need not be sealed, witnessed or acknowledged. Proxies shall be filed with the Secretary of the Corporation at or before the meeting.

Section 9.   Voting.

Except with respect to the election of directors and as otherwise provided in the Charter of the Corporation, at all meetings of shareholders the holders of shares of Common Stock and Class A Common Stock shall vote together as a single class and each holder of shares of (a) Common Stock shall be entitled to one vote for each share of stock and (b) Class A Common Stock shall be entitled to ten votes for each share of stock of the Corporation registered in the shareholder's name upon the books of the Corporation on the date fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the meeting. In the election of directors, the holders of shares of Common Stock and Class A Common Stock shall vote as separate classes in accordance with the Charter of the Corporation and each such holder shall be entitled to one vote for each share of stock.  Except as otherwise provided in the Charter of the Corporation, all elections of directors submitted to a vote at meetings of shareholders shall be decided by a plurality of all votes cast in person or by proxy by shares entitled to vote in the election of each class of directors.  All other matters submitted to a vote at meetings of shareholders shall be decided by a majority of all votes cast in person or by proxy, unless more than a majority of the votes cast is required by statute, by the Charter of the Corporation, or by these Bylaws. If the presiding officer shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of 20 percent of the stock present and entitled to vote on the election or matter. If the presiding officer shall so determine, the votes on all matters to be voted upon by ballot may be postponed to be voted on at the same time or on a single ballot.

Section 10.  Inspectors of Elections.

One or more inspectors may be appointed by the presiding officer at any meeting. If so appointed, the inspector or inspectors shall open and close the polls, receive and take charge of the proxies and ballots, decide all questions as to the qualifications of voters and the validity of proxies, determine and report the results of elections and votes on matters before the meeting, and do such other acts as may be proper to conduct the election and the vote with fairness to all shareholders.

Section 11.  List of Shareholders.

Prior to each meeting of the shareholders, the Secretary of the Corporation shall prepare, as of the record date fixed by the Board of Directors with respect to the meeting, a full and accurate list of all shareholders entitled to vote at the meeting, indicating the number of shares and class of stock held by each shareholder. The Secretary shall be responsible for the production of that list at the meeting.  Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on any such list of shareholders.

ARTICLE II
BOARD OF DIRECTORS

Section 1.    Powers.

The property, business, and affairs of the Corporation shall be managed by the Board of Directors of the Corporation. The Board of Directors may exercise all the powers of the Corporation, except those conferred upon or reserved to the shareholders by statute, by the Charter of the Corporation or by these Bylaws. The Board of Directors shall keep minutes of each of its meetings and a full account of all of its transactions.

Section 2.   Number of Directors.

The number of directors of the Corporation shall be 11 or such lesser number not less than 8 or such greater number not more than 12 as may from time to time be determined by the vote of the majority of the entire Board of Directors. However, the tenure of Office of a director shall not be affected by any change in the number of directors.

Section 3.   Nomination of Directors.

(a)  Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at a meeting of shareholders. Nominations of persons for election as Directors may be made at a meeting of shareholders, by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Nominations, other than those made by or at the direction of the Board, shall be made pursuant to written notice delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event the date of the annual meeting is advanced or delayed more than 30 days from the first anniversary of the preceding year's annual meeting, notice by the shareholder must be so received not earlier than the 120th day prior to the date of the annual meeting and not later than the later of the 90th day prior to the date of the meeting and the 10th day following the day on which public announcement of the date of the meeting is first made. To be effective, the notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (ii) as to the shareholder giving the notice (A) the name and record address of shareholder and (B) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as Director of the Corporation.

(b)  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the presiding officer shall so determine and shall so declare to the meeting, the defective nomination shall be disregarded.

Section 4.   Election and Holding Office.

Except as hereinafter provided, the members of the Board of Directors shall be elected each year at the annual meeting of shareholders by a plurality of all votes cast in person or by proxy by shares entitled to vote in the election of each class of directors, provided a quorum is present. Each director shall hold office until the next annual meeting of shareholders held after his or her election and until his or her successor shall have been duly elected and qualified, except in the event of the director's death, retirement, resignation or removal. Each person elected as director of the Corporation shall qualify as such by written acceptance or by attendance at and participation as a director in a duly called meeting of the Board of Directors.

Section 5.   Removal.

Subject to the provisions of Article I, Section 1, at a duly called meeting of the shareholders at which a quorum is present, the holders of Common Stock or Class A Common Stock, as the case may be, may, by vote of the holders of a majority of the votes entitled to be cast to elect such class of directors at the meeting, remove with or without cause any director or directors from office, and may elect a successor or successors to fill any resulting vacancy for the remainder of the term of the director so removed.

Section 6.   Vacancies.

If any director shall die, retire, resign or become incapacitated, or if the shareholders shall remove any director without electing a successor to fill the remaining term, that vacancy may be filled by the vote of a majority of the remaining members of the Board of Directors who were elected by the same class of stock entitled to elect the director whose vacancy is being filled, although a majority may be less than a quorum. Vacancies in the Board created by an increase in the number of directors may be filled by the vote of a majority of the directors elected by the class of shareholders entitled to elect the director to fill such vacancy at the next annual meeting of shareholders. A director elected by the Board of Directors to fill any vacancy, however created, shall hold office until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.

Section 7.   Meetings.

Immediately after each annual meeting of shareholders at which a Board of Directors shall have been elected or at such subsequent date not later than 30 days after the annual meeting of shareholders as may be determined by the Board of Directors, the Board of Directors shall meet, without notice, for the election of officers of the Corporation, and for the transaction of other business. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by resolution of Directors. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Lead Director, if one is elected,  the Chief Executive Officer, the President, or by a majority of the directors or a majority of the members of the Executive Committee. Regular and special meetings of the Board of Directors may be held at such place, in or out of the State of Maryland, as the Board may from time to time determine.

Section 8.   Notice of Meetings.

Except for the meeting immediately following the annual meeting of shareholders, notice of the place, day and hour of a regular meeting of the Board of Directors shall be given in writing to each director or by electronic transmission or any other means permitted by the Maryland General Corporation Law not less than two days prior to the meeting and delivered to the director or to the director's residence or usual place of business, or by mailing it, postage prepaid and addressed to the director at his or her address as it appears upon the records of the Corporation. Notice of special meetings may be given in the same way, or may be given personally, by telephone, or by telegraph or facsimile message sent to the director's home or business address as it appears upon the records of the Corporation, not less than two days prior to the meeting. Unless required by these Bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at the meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives notice.

Section 9.  Quorum.

A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at meetings of the Board of Directors. Except as otherwise provided by statute, by the Charter of the Corporation, or by these Bylaws, the vote of a majority of the directors present at a duly constituted meeting shall be sufficient to pass any measure, and such decision shall be the decision of the Board of Directors. In the absence of a quorum, the directors present, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum shall be present. Members of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participating in this manner shall constitute presence in person at the meeting. The Board of Directors may also take action or make decisions by any other method which may be permitted by statute, by the Charter of the Corporation, or by these Bylaws.

Section 10.   Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director announces his or her dissent at the meeting, and (a) the dissent is entered in the minutes of the meeting, (b) before the meeting adjourns the director files with the person acting as the secretary of the meeting a written dissent to the action, or (c) the director forwards a written dissent within 24 hours after the meeting is adjourned by registered or certified mail to the Secretary of the Corporation. The right to dissent does not apply to a director who voted in favor of the action or who failed to announce his or her dissent at the meeting. A director may abstain from voting on any matter before the meeting by so stating at the time the vote is taken and by causing the abstention to be recorded or stated in writing in the same manner as provided above for a dissent.

Section 11.   Consent of Directors in Lieu of Meeting.

Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all of the directors entitled to vote on the matter and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 12.    Compensation.

Each director shall be entitled to receive such remuneration as may be established from time to time by resolution of the Board of Directors. Each director also may receive reimbursement for the reasonable expenses incurred in attending the meetings of the Board of Directors, the meetings of any committee thereof, or otherwise in connection with attending to the affairs of the Corporation.

Section 13.    Director Emeritus or Chairman Emeritus.

The title of Director Emeritus or, in an appropriate case, Chairman Emeritus, may be conferred by the Board of Directors upon any former director or, in an appropriate case, a former Chairman of the Board who, in the judgment of the Board, has brought credit and distinction to the Corporation through long and faithful service. The title hereby created is honorary only and does not carry with it the powers, duties, or obligations of a director of the corporation or any other power, duty or obligation. A Director Emeritus or Chairman Emeritus shall not be deemed a director or member of the Board of Directors but upon invitation of the Chairman may attend meetings of the Board and may take part in the deliberative proceedings of the Board, but may not vote. A Director Emeritus or Chairman Emeritus shall not participate in meetings of the independent directors nor in meetings of committees of the Board of Directors.  A Director Emeritus or Chairman Emeritus may upon invitation of the Chief Executive Officer attend meetings of the Company's management.

ARTICLE III
COMMITTEES

Section 1.   Executive Committee.

The Board of Directors shall designate annually an Executive Committee, consisting of not less than four Directors of whom the Chairman of the Board and Lead Director, if any, shall be one. The Board shall designate a Chairman of the Committee who shall serve as Chairman of the Committee at the pleasure of the Board. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all powers in the management and direction of the business and affairs of the Corporation, except as limited by the Maryland General Corporation Law or by resolution of the Board of Directors. All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties may be adversely affected by any revision or alteration. Delegation of authority to the Executive Committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or statute or by the Charter of the Corporation.

Section 2.   Audit Committee.

The Board of Directors shall designate annually an Audit Committee consisting of not less than three Directors, all of whom shall meet the independence and financial literacy and expertise requirements of the New York Stock Exchange and the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Audit Committee shall also include at least one "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K. Each member of the Audit Committee shall serve at the pleasure of the Board of Directors.  The Board shall designate a chairman from among the membership of the Audit Committee. The Audit Committee shall have the powers and perform the duties assigned by the Board of Directors and as set forth in the Audit Committee's charter.

Section 3.   Nominating, Compensation and Governance Committee.

The Board of Directors shall designate annually a Nominating, Compensation and Governance Committee ("NCG Committee") consisting of not less than three Directors, none of whom shall be officers or employees of the Corporation and all of whom shall meet the independence requirements of the New York Stock Exchange. The members of the NCG Committee shall serve at the pleasure of the Board of Directors.  The Board shall designate a chairman from among the membership of the NCG Committee. The NCG Committee shall have the powers and perform the duties assigned by the Board of Directors and as set forth in the NCG Committee's charter.

Section 4.   Other Committees; Committee Changes.

From time to time the Board of Directors may provide for and appoint other committees to have the powers and perform the duties assigned to them by the Board of Directors. The Board of Directors may at any time change the membership of  any committee (including the committees specified in Section 1, 2 and 3 hereof), fill vacancies in it, authorize the committee to fill vacancies in such committee, designate an alternate member to replace any absent or disqualified member at any meeting of such committee, or dissolve or reconstitute any such committee.

Section 5.   Meetings of Committees.

Each Committee of the Board of Directors shall fix its own rules of procedure, and shall meet as provided by those rules or by resolution of the Board, or at the call of the chairman or any two members of the committee. A majority of each committee shall constitute a quorum thereof, and in every case the affirmative vote of a majority of the entire committee shall be necessary to take any action. Each committee may also take action by any other method that may be permitted by statute, by the Charter of the Corporation, or by these Bylaws, including by unanimous written consent of members of the committee. In the event a member of a committee fails to attend any meeting of the committee, the other members of the committee present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of the absent member. Regular minutes of the proceedings of each committee and a full account of all its transactions shall be kept in a book provided for the purpose. Vacancies in any committee of the Board of Directors shall be filled by the Board of Directors. Members of any Committee of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participating in this manner shall constitute presence in person at the meeting.

ARTICLE IV
OFFICERS

Section 1.   Election and Tenure.

The Board of Directors may elect a Chairman and a Vice Chairman from among the directors. The Board of Directors shall elect a President, a Treasurer and a Secretary, and may elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers with such powers and duties as the Board may designate, none of whom need be a director. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his or her election and until a successor shall have been duly chosen and qualified or until he or she shall have resigned or been removed.

Section 2.   Chairman of the Board.

The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors at which he or she shall be present. The Chairman may but need not be an employee of the Corporation and shall have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.  In the event the Chairman of the Board is deemed not independent, the board shall elect a Lead Director to chair the elective sessions of the independent directors.

Section 3.   Vice Chairman of the Board.

If elected, the Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of shareholders and the Board of Directors at which he or she shall be present. The Vice Chairman shall have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors or by the Chairman of the Board.

Section 4.   President.

The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have appointed the Chairman of the Board or the Vice Chairman of the Board as such, and, subject to the control of the Board of Directors and the Executive Committee, shall have general charge and supervision of the Corporation's business, affairs, and properties. The President shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments. The President may sign, with the Secretary or the Treasurer, or with any Assistant Secretary or Assistant Treasurer, stock certificates of the Corporation. In the absence of the Chairman and the Vice Chairman of the Board, the President, if present, shall preside at meetings of shareholders. The President (and, if the President is not the Chief Executive Officer, the Chief Executive Officer) may delegate any powers and duties given to him or her to any other officer or employee of the Corporation except as otherwise provided by the Board of Directors. In general, the President shall perform all the duties ordinarily incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the Executive Committee.

Section 5.   Vice Presidents.

Each Vice President, which term shall include any Executive Vice President or Senior Vice President, shall have the powers to perform such duties as may be assigned by the Board of Directors or the President, unless otherwise provided herein.  At the request of the President or in the President's absence or during the President's inability to act, if no Chief Operating Officer has been elected, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there is more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if the determination is not made by the Board, the President may make the determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or by the President. For purposes of this Article IV, Section 5, the term Vice President does not include a Vice President appointed pursuant to Article IV, Section 11.

Section 6.   General Counsel.

The General Counsel shall be the chief legal advisor of the Corporation and shall have responsibility for the management of the legal affairs and litigation of the Corporation and, in general, shall perform the duties incident to the office of general counsel of a Corporation and such other duties as may be assigned by the Board of Directors, the Chairman of the Board or by the President.

Section 7.   Secretary.

The Secretary shall keep the minutes of the meetings of the shareholders, of the Board of Directors, and of the Executive Committee, including all the votes taken at the meetings, and record them in books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by statute. The Secretary shall be the custodian of the records and of the corporate seal of the Corporation. The Secretary may affix the corporate seal to any document executed on behalf of the Corporation, and may attest the same. The Secretary may sign, with the President or a Vice President, stock certificates of the Corporation. In general, the Secretary shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the President.

Section 8.   Treasurer.

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or depositories as may be designated by the Board of Directors. The Treasurer shall maintain full and accurate accounts of all assets, liabilities and transactions of the Corporation, and shall render to the President and the Board of Directors, whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties ordinarily incident to the office of a treasurer of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the President.

Section 9.   Chief Operating Officer.

The Chief Operating Officer, if one is elected, shall be a general executive officer of the Corporation, with authority as such, and at the request of the Chief Executive Officer or the disability of the Chief Executive Officer, shall perform the duties and exercise the functions of the Chief Executive Officer, unless the Board of Directors shall otherwise determine. When the Chief Operating Officer is acting as the Chief Executive Officer, he or she shall have the powers of the Chief Executive Officer as set forth herein. The Chief Operating Officer shall have such other powers and perform such other duties as may be assigned by the Board of Directors or by the President.

Section 10.   Chief Financial Officer.

The Chief Financial Officer shall perform all of the powers and duties of the office of the chief financial officer of the Corporation and in general shall have overall supervision of the financial and accounting operations of the Corporation.  The Chief Financial Officer shall perform such other duties as may be assigned to the Chief Financial Officer by the Board of Directors or by the Chief Executive Officer.

Section 11.   Appointed Officers.

The Board of Directors or the Chief Executive Officer may from time to time appoint one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers with such administrative powers and duties as may be designated or approved by the Chief Executive Officer. An appointed Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or such other officer may be removed by the Chief Executive Officer without further action by the Board of Directors.

Section 12.   Officers Holding Two or More Offices.

Any two or more of the above-named offices, except those of Chairman and Vice Chairman of the Board and those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if the instrument is required by statute, by the Charter of the Corporation, by these Bylaws, or by resolution of the Board of Directors to be executed, acknowledged, or verified by two or more officers.

Section 13.   Removal.

Any officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors or by the Executive Committee or (except in case of  an officer elected by the Board) by an officer of the Corporation upon whom such power of removal may have been conferred

Section 14.   Vacancies.

A vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term by election of the Board of Directors or by the Executive Committee, and in the case of appointed officers by the Chief Executive Officer.

ARTICLE V
STOCK

Section 1.   Certificates.

Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares of the Corporation's stock owned by the shareholder for which full payment has been made, or for which payment is being made by installments in conjunction with a shareholder-approved option plan. Each stock certificate shall be signed by the Chairman, the President or a Vice President and countersigned by the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer of the Corporation. A stock certificate shall be deemed to be so signed and sealed whether the required signatures are manual or facsimile signatures and whether the seal is a facsimile seal or any other form of seal. In case any officer of the Corporation who has signed a stock certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before the stock certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer on the date of issue.

Section 2.   Transfer of Shares.

Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized agent, upon the surrender of the stock certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make other rules and regulations concerning the issue, transfer and registration of stock certificates as it may deem expedient.

Section 3.   Transfer Agents and Registrars.

The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No stock certificate shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent in respect of that class or series of capital stock, or until registered by a registrar, if the Corporation has a registrar in respect of that class or series of capital stock. The duties of transfer agent and registrar may be combined.

Section 4.   Additional Regulations.

The Board of Directors, the Chairman of the Board, or the Chief Executive Officer, as appropriate, may make such additional rules and regulations as each may deem expedient concerning the issuance, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5.   Lost, Stolen or Destroyed Certificates.

In case any stock certificate is alleged to have been lost, stolen, mutilated, or destroyed, the Board of Directors, Chairman, Vice Chairman, Chief Executive Officer or Secretary may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable and in accordance with such procedure as he or she shall deem proper and prescribe. The Board of Directors, Chairman, Vice Chairman, Chief Executive Officer or Secretary may, in its or his or her discretion, further require the owner of the stock certificate or the owner's duly authorized agent to give bond with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issue of a stock certificate in the place of one reportedly lost, stolen, mutilated or destroyed.

ARTICLE VI
DIVIDENDS AND FINANCE

Section 1.   Dividends.

Subject to any statutory or Charter conditions and limitations, the Board of Directors may in its discretion declare what, if any, dividends shall be paid by the Corporation from time to time, the date when the dividends shall be payable, and the date for the determination of holders of record to whom the dividends shall be paid.

Section 2. Depositories.

All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board of Directors.

Checks drawn on any bank or banks with which funds of the Corporation are deposited shall, unless otherwise provided by the Board of Directors, be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.  Such authority may be general or confined to specific circumstances.

Section 3.   Corporate Obligations.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or guaranties of the obligations of others shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors or its Executive Committee. Such authority may be either general or specific. When duly authorized, all loans, promissory notes, acceptances, other evidences of indebtedness and guaranties shall be signed by the Chairman, Vice Chairman, President, Chief Financial Officer, or Treasurer.

Section 4.   Fiscal Year.

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

ARTICLE VII
BOOKS AND RECORDS

Section 1.   Books and Records.

The Corporation shall maintain a stock ledger which shall contain the name and address of each shareholder and the number of shares of stock of the Corporation which the shareholder holds. The ledger shall be kept at the principal offices of the Corporation, or at the offices of the Corporation's stock transfer agent. All other books, accounts, and records of the Corporation, including the original or a certified copy of these Bylaws, the minutes of all shareholders meetings, a copy of the annual statement, and any voting trust agreements on file with the Corporation, shall be kept and maintained by the Secretary at the principal offices of the Corporation.

Section 2.   Inspection Rights.

Except as otherwise provided by statute or by the Charter of the Corporation, the Board of Directors shall determine whether and to what extent the books, accounts, and records of the Corporation or any of them, shall be open to the inspection of shareholders. No shareholder shall have any right to inspect any book, account, document or record of the Corporation except as conferred by statute, by the Charter of the Corporation, or by resolution of the Board of Directors.

ARTICLE VIII
SEAL

The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland."  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced and shall be in the charge of the Secretary.

ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.   Definitions.

The terms used in this Article IX shall have the same meaning as such terms are defined in the Maryland General Corporation Law.

Section 2.   Permitted Indemnification of Director.

(a)  The Corporation shall indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i)  The act or omission of the director was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; or

(ii)  The director actually received an improper personal benefit in money, property, or services; or

(iii)  In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(b)  Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. However, if the proceeding was one by or in the right of the Corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the Corporation.

(c)  The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this Section. However, the termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

Section 3.   No Indemnification of Director for Proceedings Against the Corporation or Improper Personal Benefit.
The Corporation shall not indemnify a director under Section 2 of this Article or advance expenses under Section 6 of this Article for a proceeding brought by that director against the Corporation, except (i) for a proceeding brought to force indemnification under this Article; or (ii) if the Charter of the Corporation or Bylaws, a resolution of the Board of Directors, or an agreement approved by the Board of Directors to which the Corporation is a party, expressly provides otherwise. A director may not be indemnified under Section 2 of this Article in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that a personal benefit was improperly received.

Section 4.   Required Indemnification.

Unless limited by the Charter of the Corporation, a director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 2 of this Article shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

Section 5.   Determination that Indemnification is Proper.

(a)  Indemnification under Section 2 of this Article may not be made by the Corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 2.

Such determination shall be made:

(i)  By the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated directors who are parties may participate.

(ii)  If neither the requisite quorum of the Board nor a committee of the Board can be obtained, or if a majority of a quorum consisting of disinterested directors or a disinterested committee so directs, then the determination shall be made either (A) by special legal counsel, which shall be counsel specifically appointed for such purpose, or (B) by a majority vote of the shareholders.

(iii)  If the determination is made by special legal counsel, such counsel shall be selected either by the Board of Directors or a disinterested committee as set forth in subparagraph (i) above, or if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, then by a majority vote of the full Board in which directors who are parties may participate.

(b)  Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in this Section for selection of such special counsel.

(c)  Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this Section.

(d)  A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)  If it determines a director is entitled to reimbursement under Section 4, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii)  If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in Section 2 of this Article or has been adjudged liable under the circumstances described in Section 3, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the Corporation or in which the director was found liable in the circumstances described in Section 3 shall be limited to expenses.

(e)  A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

Section 6.   Advancement of Expenses.

(a)  Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of (i) a written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article has been met and (ii) a written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(b)  The undertaking required by the foregoing paragraph shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(c)  Payments under this Section shall be made as provided by the Charter of the Corporation, by the Bylaws or by contract or as specified in Section 5.

Section 7.   Validity of Indemnification Provision.

The indemnification and advancement of expenses provided or authorized by this Article shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the Charter of the Corporation, the Bylaws, a resolution of shareholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 8.   Reimbursement of Expenses.

This Article does not limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

Section 9.   Director's Service to Employee Benefit Plan.

The Corporation shall indemnify its directors pursuant to this Article in connection with a director's service to an employee benefit plan at the request of the Corporation. For purposes of indemnification under this Article, action taken or omitted by a director in the performance of his or her duties with respect to an employee benefit plan, for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan, shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation. In addition, excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed to be fines for purposes of indemnification under this Article.

Section 10.   Officer, Employee or Agent.

Unless limited by the Charter of the Corporation:

(a)  An officer of the Corporation who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 2 of this Article shall be indemnified against reasonable expenses incurred by the officer in connection with the proceeding;

(b)  The Corporation, in the discretion of the Board of Directors, may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify directors or advance expenses to directors under this Article; and

(c)  The Corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by the Charter of the Corporation, the Bylaws, general or specific action of the Board of Directors or contract.

Section 11.  Insurance or Similar Protection.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against liability under the provisions of this Article. The Corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this Article. Insurance or similar protection may be provided by a subsidiary or an affiliate of the Corporation.

Section 12.  Report of Indemnification to Shareholders.

Any indemnification of, or advance of expenses to, a director in accordance with this Article, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to the meeting.

ARTICLE X
MISCELLANEOUS

Section 1.  Bonds.

The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

Section 2.  Voting Shares in Other Corporations.

Any shares in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of the shareholders thereof by the Chairman of the Board, the President or any other officer of the Corporation so designated by the Chairman of the Board or the President of the Corporation, or by proxy executed in the name of the Corporation by the Chairman of the Board, the President or such designated officer.

Section 3.  References.

All references and uses herein of the masculine or feminine pronouns "he", "his", "she" or "her" shall have equal applicability to and shall also mean their masculine and feminine counterpart pronouns.

ARTICLE XI
AMENDMENTS

Subject to the provisions of Article I, Section 1 and Article I, Section 2, these Bylaws may be amended at a meeting of the shareholders by the affirmative vote of two-thirds (2/3) of all the votes cast at the meeting, provided the text of the amendment and the general nature of the proposed amendment is submitted with the notice of the meeting. The Board of Directors may also amend these Bylaws by a vote of a majority of the directors present at a meeting.

As Amended and Restated:  May 8, 2018